UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2008 (October 1, 2008)

Legacy Reserves LP

(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

303 W. Wall, Suite 1400
Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 689-5200

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A (“Amendment  No. 1”) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Legacy Reserves LP (“Legacy”) on October 7, 2008 in connection with its acquisition on October 1, 2008 of all the membership interests of Pantwist, LLC (the "Pantwist Acquisition") from Cano Petroleum, Inc. for an aggregate purchase price of approximately $40.8 million, subject to customary post-closing adjustments, paid in cash. Pantwist owns certain oil and natural gas properties in Carson, Gray, Hutchison and Moore counties in the Texas Panhandle.

The Current Report on Form 8-K filed on October 7, 2008 is being amended by this Amendment No. 1 to amend Item 9.01 (a) and (b) because Legacy has determined that the Pantwist Acquisition is insignificant for the purposes of Rule 3-05 and Article 11 of Regulation S-X, and therefore Legacy is not required to provide financial statements and pro forma financial information with respect to the Pantwist Acquisition.

No other amendments to the Form 8-K filing on October 7, 2008 are being made by this Amendment No. 1.

Item 9.01  Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired

Not required.

(b)           Pro forma financial information

Not required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY RESERVES LP By: Legacy Reserves GP, LLC, its general partner

Date: December 12, 2008	By:	/s/ William M. Morris
William M. Morris
Vice President, Chief Accounting Officer and Controller